Exhibit (8)(c)
           NORWEST ADVANTAGE FUNDS ADMINISTRATION SERVICES AGREEMENT

                   November 11, 1994 as amended July 28, 1998

         AGREEMENT made this 11th day of November, 1994, as amended July 28, 1998 between Norwest Advantage Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101 and Norwest Bank Minnesota, N.A. (the "Administrator"), a banking association organized under the laws of the United States of America with its principal place of business at Sixth Street and Marquette, Minneapolis, Minnesota 55479.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value, in separate series and classes;

         WHEREAS, each series of the Trust listed in Appendix A hereto (each a "Fund" and collectively the "Funds"), may invest some or all of its investment assets in a portfolio of a registered open-end management investment company (each a "Portfolio" and collectively the "Portfolios"; and

         WHEREAS, the Trust desires that the Administrator perform certain administrative services for the Fund not otherwise provided by Forum Administrative Services, LLC and its affiliates ("Forum") pursuant to Forum's management and administration agreements relating to each Fund and each Portfolio or by Schroder Capital Management International, Inc. pursuant to its investment advisory agreement Relating to each Portfolio and the Administrator is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust and the Administrator agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in our Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC"), under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("Statement of Additional Information") relating to the Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue forty series of shares and the Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section and will from time to time furnish Administrator with any amendments thereof.

         SECTION 2.  APPOINTMENT

         The Trust hereby employs the Administrator, subject to the direction and control of the Board, to oversee the ministerial, administrative and oversight functions described herein.

         SECTION 3.  ADMINISTRATIVE DUTIES

         The Administrator shall be responsible for:

         (a) obtaining, compiling, verifying, formatting and transmitting to the investment adviser to each Portfolio on or before such times during each business day as are determined by the Administrator and the Advisor to each Portfolio all information concerning the amounts of purchases and redemptions of shares of each Portfolio;

         (b) obtaining, compiling, verifying, formatting and transmitting to each Fund's shareholders and the Trustees such information concerning the performance of the Portfolio and the fees paid and other expenses incurred by each Portfolio and such information about the performance of comparable portfolios and relevant financial and economic indices as is required to be provided under applicable laws and regulations, is useful to each Fund's shareholders and the Trustees in evaluating each Portfolio's performance and operation and may be requested by the Trustees in order to carry out their obligations to each Fund and its shareholders;

         (c) making available personnel to meet with and report to the Trustees periodically at their request on all matters relating to the performance of each Portfolio and the appropriateness of the fees paid and expenses incurred by each Portfolio;

         (d) furnishing the investment adviser to each Portfolio and other providers of services to each Fund such assistance in the operation of each Portfolio as any of them or the Trustees may request or as the Administrator shall believe to be appropriate; and

         (e) maintaining records relating to its services as are required to be maintained by the Trust under the Act. The books and records pertaining to the Trust which are in possession of Administrator shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Administrator to the Trust or the Trust's authorized representatives.

         SECTION 4.  EXPENSES

         The Administrator shall be responsible for that portion of the net expenses of each Fund (except interest, taxes, brokerage, fees and other expenses paid by the Fund in accordance with an effective plan pursuant to Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by each Fund during each of the Fund's fiscal years or portion thereof that this Agreement is in effect which, as to each Fund, in any such year exceeds the limits applicable to each Fund under the laws or regulations of any state in which shares of each Fund are qualified for sale (reduced pro rata for any portion of less than a year) and which is not assumed by Forum Financial Services, Inc., the Trust's manager and distributor, or any other person.

         The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust's other expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers, employees and other personnel performing services for the Trust who are not the Administrator's employees or employees of Forum Financial Services, Inc. or affiliated persons of either; costs of corporate meetings; registration fees and related expenses for registration with the SEC and the securities regulatory authorities of other countries in which the Trust's shares are sold; state securities law registration fees and related expenses; fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any distribution, management or similar agreement; and all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act.

         SECTION 5.  STANDARD OF CARE

         The Trust shall expect of Administrator, and Administrator will give the Trust the benefit of, Administrator's best judgment and efforts in rendering these services to the Trust, and the Trust agrees as an inducement to Administrator's undertaking these services that Administrator shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Administrator against any liability to the Trust or to its security holders to which Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of Administrator's duties hereunder, or by reason of Administrator's reckless disregard of its obligations and duties hereunder.

         SECTION 6.  COMPENSATION

         In consideration of the services performed by Administrator as described herein, the Trust will pay Administrator, with respect to each Fund, a fee at the annual rate of 0.25% of the average daily net assets of the Fund. Such fee shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date hereof. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to each Fund.

         (b) This Agreement shall continue in effect for a period of one year from its effectiveness and shall continue in effect for successive twelve-month periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of each Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved, Administrator may continue to render to each Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Administrator or
(ii) by Administrator on 60 days' written notice to the Trust.

         SECTION 8.  ACTIVITIES OF ADMINISTRATOR

         Except to the extent necessary to perform Administrator's obligations hereunder, nothing herein shall be deemed to limit or restrict Administrator's right, or the right of any of Administrator's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Administrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Funds to which Administrator's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 10.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities", "interested person", "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                                     NORWEST ADVANTAGE FUNDS


                         By: __________________________
                                 John Y. Keffer
                                    President


                          NORWEST BANK MINNESOTA, N.A.


                           By:________________________
                                P. Jay Kiedrowski
                                    President



                             NORWEST ADVANTAGE FUNDS
                        ADMINISTRATION SERVICES AGREEMENT

                   November 11, 1994 as amended July 28, 1998

                                   Appendix A


                               Funds of the Trust


                          Small Cap Opportunities Fund
                               International Fund
                           Performa Global Growth Fund